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                                                                    Exhibit 99.1


From: KEKST AND COMPANY                                       July 23, 2002
      Lissa Perlman
      David Lilly
      437 Madison Avenue
      New York, NY  10022-7001
      (212) 521-4800

For:  MORTON'S RESTAURANT GROUP, INC.                   FOR IMMEDIATE RELEASE
      3333 New Hyde Park Road                           ---------------------
      New Hyde Park, NY  11042
      (516) 627-1515
      www.mortons.com

Contact: Thomas J. Baldwin, Executive Vice President, Chief Financial Officer,
         ----------------------------------------------------------------------
         Morton's Restaurant Group, Inc.
         -------------------------------


             MORTON'S STOCKHOLDERS APPROVE MERGER WITH CASTLE HARLAN
             -------------------------------------------------------

           --RESULTS CERTIFIED BY INDEPENDENT INSPECTOR OF ELECTION--
           ----------------------------------------------------------

NEW HYDE PARK, NY.... Morton's Restaurant Group (NYSE: MRG) today reported that its stockholders approved the proposed merger with Castle Harlan by an overwhelming majority of the votes cast. The following certified results of today's Special Meeting were supplied to Morton's by Corporate Election Services, Inc., the independent inspector of election:

Stockholders voted 2,342,129 shares, or 73.9% of the votes cast at the meeting (constituting 55.9% of the outstanding shares), in favor of the merger with Castle Harlan.

"We are gratified that, after a year-long process launched specifically to address stockholders' desire for liquidity and value realization, stockholders have approved the $17.00 per share cash merger with affiliates of Castle Harlan and will now realize that value," said Allen J. Bernstein, Chairman, President and Chief Executive Officer. "We expect to close the transaction promptly. I would like to thank the members of our Special Committee and its independent advisors for the time and effort they have dedicated over the past year toward the pursuit of stockholder value."

FORWARD-LOOKING STATEMENTS

EXCEPT FOR THE HISTORICAL INFORMATION CONTAINED IN THIS NEWS RELEASE, THE MATTERS ADDRESSED ARE FORWARD-LOOKING STATEMENTS THAT INVOLVE CERTAIN RISKS AND UNCERTAINTIES, INCLUDING BUT NOT LIMITED TO, GENERAL ECONOMIC CONDITIONS, COMPETITIVE ACTIVITIES, THE COMPANY'S EXPANSION PLANS AND RESTAURANT PROFITABILITY LEVELS AND OTHER MATTERS IDENTIFIED FROM TIME TO TIME IN THE COMPANY'S PUBLIC REPORTS AND SEC FILINGS. ACTUAL RESULTS MAY VARY.

ADDITIONALLY, THIS DOCUMENT CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES RELATING TO THE PROPOSED MERGER AND OTHER FUTURE EVENTS, INCLUDING WHETHER AND WHEN THE PROPOSED MERGER WILL BE CONSUMMATED. A VARIETY OF FACTORS COULD CAUSE ACTUAL EVENTS OR RESULTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED OR IMPLIED BY THE FORWARD-LOOKING STATEMENTS. THESE FACTORS INCLUDE, BUT ARE NOT LIMITED TO, RISKS THAT AN ORDER OR INJUNCTION MAY BE IMPOSED PROHIBITING OR DELAYING THE MERGER AND THAT ANY OTHER CONDITIONS TO THE MERGER MAY NOT BE SATISFIED OR WAIVED. THE COMPANY ASSUMES NO OBLIGATION TO UPDATE THE FORWARD-LOOKING INFORMATION.

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